Exhibit 10.3

PURCHASE AND SALE AGREEMENT

(Nassau Park Pavilion, Princeton, New Jersey)

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of September 18, 2025 (the “Effective Date”) by and between SCC NASSAU PARK PAVILION NJ LLC, a Delaware limited liability company (“Seller”), and B33 NASSAU PARK PAVILION III LLC, a Delaware limited liability company (“Buyer”).

SECTION 1 THE PROPERTY.

1.1
Seller agrees to sell and Buyer agrees to purchase the real property consisting of approximately 159.0 acres of land situated generally at 510 Nassau Park Blvd. in the Township of West Windsor, Mercer County, New Jersey, and more particularly described on Exhibit “A”, together with all improvements located thereon, if any, and all appurtenant easements, rights, and privileges (the “Property”). The Property is commonly referred to as “Nassau Park Pavilion,” as shown on the site plan attached as Exhibit “B”.
1.2
At Closing, Seller further agrees to assign, transfer and convey to Buyer, and Buyer agrees to acquire and assume from Seller, for no additional consideration (aside from the Purchase Price (as hereinafter defined) as more particularly set forth herein), Seller’s right, title and interest in and to the following:
a)
All buildings, improvements, fixtures and structures now or hereafter located in or on the Property, including buildings located thereon (the “Improvements”); provided, however, that the foregoing shall in no event include any fixtures owned by the tenants under the Leases and Temporary Occupancy Agreements (each as hereinafter defined);
b)
All of Seller’s right, title and interest, if any, in and to any equipment, machinery and personal property located in or on the Property and owned by Seller (the “Personal Property”);
c)
All of Seller’s right, title and interest, if any, in and to the trademark, service mark, trade name and name directly relating to “Nassau Park Pavilion” (the “Intellectual Property”);
d)
All of Seller’s interest, as landlord, under the leases described on Exhibit “C” (each a “Lease” and collectively the “Leases”) as of the Effective Date, attached hereto and made a part hereof. Seller shall have the express right to update Exhibit “C” at any time, and from time to time, prior to Closing to include new Leases as permitted pursuant to this Agreement;
e)
The landlord’s and lessor’s interests in all leasehold estates created by the Leases and Temporary Occupancy Agreements;
f)
All of Seller’s right, title and interest, if any, in and to all warranties and guaranties, if any, relating to the Property, to the extent transferrable and/or assignable (collectively, the “Warranties”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Warranties;

g)
All of Seller’s right, title and interest, if any, in and to all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property, to the extent transferrable and/or assignable (the “Permits”); provided, however, Buyer shall be solely responsible for all assignment or transfer fees, costs and expenses associated with and/or payable in connection with the foregoing assignment and transfer of any such Permits; and
h)
All of Seller’s right, title and interest, if any, in and to all Permitted Exceptions (as hereinafter defined).

SECTION 2 PURCHASE PRICE. Buyer agrees to pay Seller, as the purchase price for the Property, the sum of One Hundred Thirty-seven Million Five Hundred Fifty Thousand Dollars ($137,550,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:

a)
Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit One Million Three Hundred Seventy-five Thousand Five Hundred Dollars ($1,375,500.00) with the Escrow Agent (as hereinafter defined) in escrow as an initial earnest money deposit (the “Initial Deposit”), which funds shall, pursuant to this Agreement, be held by the Escrow Agent as hereinafter provided for the benefit of Buyer and Seller. In the event Buyer fails to deliver the Initial Deposit within such two (2) business day period, then same shall constitute an immediate event of default under this Agreement and Seller shall be entitled to, as its sole remedy, terminate this Agreement upon written notice to Buyer;
b)
No later than two (2) business days after the expiration of the Due Diligence Period (as hereinafter defined), unless Buyer has terminated this Agreement in accordance with this Agreement (including without limitation Section 8.2 below), Buyer shall deposit an additional sum of Five Million Five Hundred Two Thousand Dollars ($5,502,000.00) with the Escrow Agent (the “Additional Deposit”). For purposes of this Agreement, the Initial Deposit, together with the Additional Deposit (as and when made), shall be collectively referred to as the “Earnest Deposit”. Provided no default hereunder by Seller has occurred and provided the Buyer has not timely terminated this Agreement in accordance with the terms hereof, the Earnest Deposit shall, except as otherwise provided herein, become nonrefundable upon the end of the Due Diligence Period, but shall be applicable to the Purchase Price at Closing;
c)
The Earnest Deposit shall be held and disbursed by Escrow Agent subject to and in accordance with the terms of this Agreement;
d)
Buyer shall deliver the Purchase Price, less the Earnest Deposit and the credits authorized to Buyer, in immediately available funds in escrow with the Escrow Agent on or prior to the Closing Date (as hereinafter defined); and
e)
Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) will be non-refundable to Buyer and will be distributed to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement. If this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by any provision of this Agreement, if any, the One Hundred and 00/100 Dollars ($100.00) non-refundable portion of the Earnest Deposit will be promptly distributed to Seller and, subject to the relevant provisions herein, the balance of the Earnest Deposit remaining after distribution of the independent consideration to Seller will be promptly returned to Buyer.

SECTION 3 ESCROW AND TITLE INSURANCE.

3.1
Escrow Agent. The parties hereto designate First American Title Insurance Company, Cleveland, Ohio, Attn: Rebecca Groetsch (rgroetsch@firstam.com) (the “Title Company”) as the escrow agent (the “Escrow Agent”) in connection with this transaction. This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof. By execution of this Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and: (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Seller or Buyer, in accordance with the terms of this Agreement upon the written approval of Seller and Buyer, if Closing does not occur. Interest on the Earnest Deposit shall be paid to the party entitled to receive the Earnest Deposit pursuant to this Agreement.
a)
Escrow Agent is hereby appointed by Buyer and Seller to receive, hold and dispose of the Earnest Deposit set forth above in accordance with the terms and conditions hereof. Escrow Agent shall not release any or all of the Earnest Deposit without joint written instructions from Buyer and Seller. Escrow Agent is acting solely as a stakeholder and depository, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or for the identity or authority of any person executing or depositing it.
b)
Buyer and Seller agree to indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and attorney’s fees in connection with or in any way arising out of this Agreement, other than expenses resulting from the Escrow Agent’s own gross negligence, bad faith or willful misconduct.
c)
In the event of a dispute concerning the Earnest Deposit, Escrow Agent may continue to hold the Earnest Deposit pursuant to the terms hereof, or may, after giving Buyer and Seller at least 15 days’ advance, written notice, at the joint and several cost of the Buyer and Seller, deposit the same in a court of competent jurisdiction. Escrow Agent may dispose of the Earnest Deposit in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.
d)
Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.
e)
Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent in good faith believes to be genuine and what it purports to be.
3.2
Title/Survey.

a)
As of the Effective Date, Seller has ordered from the Title Company a commitment (the “Commitment”) to issue an ALTA Owner’s Policy of Title Insurance in an amount equal to the Purchase Price (the “Title Policy”). Buyer shall have the right to order and obtain, at its expense, a new survey or an update of Seller’s existing survey, if any, of the Property (collectively, the “Survey”). In the event Buyer desires to obtain a Survey, then Buyer shall order same no later than five (5) days after the Effective Date and shall deliver a copy of the Survey to Seller promptly upon receipt from the surveyor. The Survey shall be certified to Seller, Buyer and the Title Company. The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy. Seller shall not be required to remove the standard survey exception from the Title Policy in the event Buyer does not obtain a Survey for the Property. On or before the Closing Date, Seller shall execute and deliver to the Title Company an affidavit to delete the standard preprinted exception for mechanic’s liens from the Title Policy, substantially in the form of Exhibit “H” (the “Title Affidavit”). It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).
b)
Buyer shall have the right to object to: (i) any matters disclosed by the Commitment (“Title Objections”), and (ii) any matters disclosed by a Survey (“Survey Objections”); provided that Buyer delivers written notice of any valid Title Objections or Survey Objections on or before the expiration of the Due Diligence Period; otherwise any such objections shall be deemed to be waived. If Buyer delivers in a timely manner written notice of any valid Title Objections and/or Survey Objections (collectively, “Objections”), then Seller shall within three (3) business days from receipt of any Objections from Buyer notify Buyer in writing (“Seller’s Response”) whether Seller elects, in Seller’s sole discretion, to: (i) cure any such Objections on or prior to the Closing Date, or (ii) not to cure any such Objections. If Seller elects to cure an Objection under the previous sentence and fails to do so by the Closing Date, Buyer shall have the right, as Buyer’s sole remedy, to (x) terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. In the event Seller fails to deliver Seller’s Response to Buyer within such three (3) business day period, Seller shall be deemed to have elected not to cure any of the Objections. If Seller’s Response states that Seller elects not to cure any of the Objections on or prior to the Closing Date, or if Seller is deemed to have elected not to cure any of the Objections as set forth above, then within three (3) business days of Buyer’s receipt of Seller’s Response, or three (3) business days after the date Seller is deemed to have elected not to cure any Objections, as applicable, Buyer shall elect to either (x) terminate this Agreement, whereupon the Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Seller is able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. If Buyer fails to timely make such election, then Buyer shall be deemed to have elected to purchase the Property pursuant to the foregoing clause (y).
c)
If at any time following the expiration of the Due Diligence Period, but prior to Closing, any new matters (other than the deletion, elimination or modification of any item to which Buyer has made an Objection) are first filed of record against the Property and are added to the

Commitment (and are not otherwise caused by or result from any action or inaction by Buyer), Buyer shall have the right to object to any such new items appearing on any update to the Commitment by delivery of written notice to Seller within two (2) business days of Buyer’s discovery thereof. In the event that Buyer elects to object to any items in accordance with the foregoing, the same process outlined in Section 3.2(b) above shall apply to any new Objections made by Buyer, and the Closing Date shall be automatically extended to provide sufficient time for the objection process outlined above to conclude.
d)
Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property, and any liens or encumbrances affecting the Property, Buyer acknowledges and agrees that it is relying upon the Title Policy. If Buyer has a claim under the Title Policy and the subject matter of that claim also constitutes the breach of any representation, warranty or covenant made by Seller in this Agreement or the Deed, Buyer agrees that it will look first to the Title Policy for recovery of such claim, and Buyer shall only assert any claim against Seller for recovery of such claim after all remedies available to Buyer under the Title Policy are exhausted and any recovery from Seller hereunder shall be in excess of remedies received by Buyer under the Title Policy. This Subsection shall survive Closing and delivery of the Deed (as hereinafter defined).
3.3
Release of Mortgages. Except for real estate taxes and assessments not yet due and payable as of the Closing, and mortgages, liens and other encumbrances that are Permitted Exceptions, all mortgages, deeds of trust, monetary judgments and monetary liens of ascertainable amounts encumbering the Property incurred by, for, or on behalf of Seller (collectively “Monetary Encumbrances”) shall be paid by Seller at or prior to Closing, or omitted as an exception to the Title Policy by the Title Company. For clarity, Buyer shall not be required to object to any Monetary Encumbrances (regardless of the cause). For further clarity, in no event shall the foregoing require Seller to satisfy or expend money to remove any mortgages, deeds of trust, monetary judgments or monetary liens of ascertainable amounts incurred by, at the request of, or on behalf of any tenant or other occupant of the Property.

SECTION 4 CONVEYANCE. On the Closing Date, Seller shall convey title to the Property by limited warranty deed (the “Deed”), free and clear of all liens and encumbrances, except the following (collectively, the “Permitted Exceptions”): (i) real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other matters of record, including without limitation, those items shown on the subdivision plat of the Property, which are not objected to or are waived by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) those matters disclosed by the Survey which are not objected to or are waived by Buyer pursuant to Section 3.2 herein, or which would be disclosed by any accurate survey of the Property if Buyer elects not to obtain a Survey; (v) matters of record as of the Effective Date not objected to by Buyer or which were Objections and Buyer elected to waive in accordance with Section 3.2 above; (vi) the rights of tenants in possession under the Leases and any new leases as tenants only; and (vii) the rights of any third-party pursuant to any unrecorded cable agreement more particularly described on Exhibit “C” attached hereto (the “Cable Agreements”), if any, and any licensees and/or temporary occupants under any license agreements or other temporary occupancy or other ancillary agreements then in effect with respect to the Property (collectively, the “Temporary Occupancy Agreements”), if any. Seller shall assign to Buyer its interest in the Leases, Temporary Occupancy Agreements and Cable Agreements in effect as of the Closing Date by an Assignment and Assumption Agreement (the

“Assignment of Leases”), substantially in the form of the Assignment of Leases and Guaranties attached hereto as Exhibit “D” and made a part hereof, to be executed by Seller and Buyer effective as of Closing.

SECTION 5 PRORATIONS AND CLOSING COSTS.

5.1
Rents.
a)
All collected Rents (as hereinafter defined) shall be prorated between Seller and Buyer as of 11:59 PM on the day prior to the Closing Date. Seller shall be entitled to all collected Rents attributable to any period prior to, but not including, the Closing Date. Buyer shall be entitled to all collected Rents attributable to any period on and after the Closing Date. Following Closing through the Survival Period (as hereinafter defined), Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller’s behalf (the “Arrears”) and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) applied to the Arrears and payable to Seller, but only to the extent such Arrears are delinquent and actually due Seller. Buyer shall not have the exclusive right to collect Arrears and Seller hereby retains its rights to contact any tenant in an effort to collect the Arrears or pursue claims for the Arrears; provided that Seller: (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is sixty (60) days following the Closing Date through the Survival Period (provided, however, that if Seller commences any legal proceeding prior to the expiration of the Survival Period, Seller shall be permitted to prosecute such legal proceeding to completion); and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing Date and not be merged therein. “Rents” shall mean all base rents, prepaid rents, Percentage Rent (as hereinafter defined), additional rent and operating expense reimbursements and escalations due from the tenants of the Property under the Leases and Temporary Occupancy Agreements.
b)
Notwithstanding the foregoing or anything to the contrary in this Agreement, the provisions of this Section 5.1(b) shall control with respect to any Deferred Rent (as hereinafter defined). Buyer shall not be entitled to any Deferred Rent, it being understood and agreed that Seller shall be exclusively entitled to all Deferred Rent. By not later than ten (10) days after Buyer’s receipt of any Deferred Rent, Buyer shall remit such received Deferred Rent to Seller. For purposes of Section 5.1(a) above, all Deferred Rents shall be deemed obligations of the tenants under the Leases attributable to the period prior to and including the Closing Date. From the Closing Date through the expiration of the Survival Period, Buyer may not waive any Deferred Rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller owned the Property without first obtaining Seller’s written consent; provided, however, Buyer shall have the right to waive any Deferred Rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller owned the Property so long as prior to taking any of the forgoing actions Buyer pays Seller an amount equal to the then-outstanding amount of Deferred Rent associated with such tenant. As used herein, “Deferred Rent” shall mean those certain deferred rents owed by the tenants under the

Leases as of the Effective Date listed on Schedule 5.1 attached hereto, which Seller shall have the right to update at any time and from time to time prior to the Closing Date, and which rent (a) Seller and the applicable tenant agreed prior to Closing to defer the timing of payment for such Rent to a period after Closing; and (b) was originally to be paid during the period prior to the Closing Date.
c)
With respect to Rents in the form of a percentage of a tenant’s gross sales (whether in excess of a predetermined threshold or breakpoint or in lieu of base rent or otherwise) (“Percentage Rent”), such Percentage Rent, if any, payable under each Lease shall be prorated with respect to the full lease year or other applicable full period in which the Closing occurs provided for under the applicable Lease on a per diem basis as and when collected. For the avoidance of doubt, Percentage Rent that is payable by any tenant on a monthly basis (whether in lieu of base rent or in excess of a predetermined monthly threshold or breakpoint) (such Percentage Rent, “Monthly Percentage Rent”), the proration of such Monthly Percentage Rent shall be handled in accordance with Section 5.1(a) hereof. The proration of Percentage Rent (other than Monthly Percentage Rent), if any, shall be based on aggregate sales for the full lease year or other applicable full period under the Lease, without attributing tenant’s specific sales amount to the period before the Closing Date or the period on and after the Closing Date. Any Percentage Rent collected by Buyer (including any Percentage Rent which is delinquent) and pertaining to (i) an entire lease year or accounting period of a tenant under a Lease which ends on a date prior to the date of Closing, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the date of Closing where such lease year or accounting period begins prior to the date of Closing and ends thereafter, shall in both cases be paid to Seller promptly after receipt by Buyer. In connection with Seller’s right to collect any portion of Percentage Rent following the Closing Date, Seller may request, and Buyer shall provide, any and all information relating to Percentage Rent to confirm the calculation and payment thereof. Buyer shall have sixty (60) days following the date each tenant is required to remit its Percentage Rent to collect such Percentage Rent and prorate in accordance with this Section 5.1(c). In the event Buyer fails to collect and prorate such Percentage Rent within such 60-day period, then Seller shall have the right to request the Percentage Rent directly from each such tenant and prorate the Percentage Rent in accordance with this Section 5.1(c).
5.2
Property Operating Expenses. Operating Expenses (as hereinafter defined) for the Property shall be prorated as of 11:59 PM on the day prior to the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property, if any (collectively, the “Operating Expenses”), incurred prior to, but not including, the Closing Date (except for those Operating Expenses payable, whether actually paid or unpaid, by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Operating Expenses attributable to the Property on and after the Closing Date. All Operating Expenses paid or payable by tenants in accordance with the Leases shall be allocated between Seller and Buyer, with Seller responsible for periods prior to, but not including, the Closing Date and Buyer responsible for all periods on and after the Closing Date, and all applicable amounts to be trued up between Seller and Buyer in accordance with this Section 5.2. Seller agrees to use commercially reasonable efforts to cause all meters for all public utilities (including water) being used on the Property to be read on the day of giving possession to Buyer, or as soon as reasonably practical following the Closing Date. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:00 AM on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Within ninety (90) days following the Closing Date, Seller shall deliver to Buyer a reconciliation statement of the Operating Expenses for the Property for the portion of the calendar year in which the Closing occurs that the Property was owned by Seller. Seller’s post-Closing reconciliation statement shall include tenant invoice calculations and reasonable Operating Expense invoice back-up. Within the thirty (30) day period following Seller’s delivery of such post-Closing reconciliation statement for Operating Expenses, Seller and Buyer shall work in good faith to resolve any issues with respect to such reconciliation statement; provided, however, that if Buyer does not respond to Seller’s delivery of the reconciliation statement within the thirty (30)-day period, Buyer shall be deemed to have approved Seller’s reconciliation statement. Upon approval of the Operating Expense reconciliation statement, Seller shall remit any amounts of collected Operating Expenses over-credited at Closing to Seller and due to Buyer within thirty (30) days and Buyer shall remit any amounts of collected Operating Expenses over-credited at Closing to Buyer and due to Seller within thirty (30) days. Thereafter, Buyer shall be solely responsible for performing any Operating Expense reconciliations with tenants under the Leases with respect to the entire calendar year in which the Closing occurs. Buyer shall include in any Operating Expense reconciliations with the tenants under the Leases copies of any applicable billing statements and invoice back-up provided by Seller for operating expenses incurred by Seller during the period of Seller’s ownership of the Property.

This Section 5.2 shall survive the Closing and not be merged therein.

5.3
Real Estate Taxes and Assessments.
a)
Real estate taxes and assessments, both general and special that are payable to the taxing authority (collectively, the “Tax Expense”) shall be prorated as of 11:59 PM on the day prior to the Closing Date. It is the intent of Buyer and Seller that the Tax Expense be prorated on the basis on which the tenants are billed, in order to avoid leakage by either party. Seller shall be responsible for the Tax Expense attributable to the Property prior to, but not including, the Closing Date (except for the Tax Expense, whether actually paid or unpaid, which is payable directly by tenants to the taxing authority for such tenant’s leased premises in accordance with the Leases, and except for any Tax Expense that may be attributable to a fiscal year, but billed on a calendar year), and Buyer shall be responsible for the Tax Expense attributable to the Property on and after the Closing Date. If the Closing occurs prior to the receipt by Seller of the bill for the Tax Expense for the calendar year in which the Closing occurs, the Tax Expense shall be prorated on the basis of the last officially certified and available tax duplicate (the “Interim Tax Expense Proration”). Monthly and/or lump sum amounts Seller, as landlord, has collected from tenants under the Leases and Temporary Occupancy Agreements as reimbursements or prepayments of Seller’s Tax Expense (collectively, “Tax Receivables”) shall be prorated between Buyer and Seller as of the Closing Date. The collected Tax Receivables shall be matched against the applicable Tax Expense to which they relate. Seller shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the period prior to, but not including the Closing Date, and Buyer shall be entitled to Tax Receivables to the extent they relate to the Tax Expense attributable to the Closing Date or thereafter. If the final bill for the Tax Expense is not available at Closing so that at Closing Buyer and Seller performed the Interim Tax Expense Proration, then after receipt of a final bill for the Tax Expense, Buyer shall promptly prepare and present to Seller a calculation of the re-proration of the Tax Expense and Tax Receivables, based upon the actual amount of such Tax Expense charged for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer's calculation and appropriate back-up information. Buyer shall provide Seller with appropriate backup materials related to the calculation. With respect to any portion of the Property that is a separate tax parcel, and the applicable tenant pays the Tax Expense with respect to such parcel directly to the taxing authority under the terms of its lease, the Tax Expense for that parcel shall not be prorated between Buyer and Seller at Closing as such tenant(s) shall be responsible for paying the taxing authority for such Tax Expense as it becomes due pursuant to the terms of its lease.
b)
Notwithstanding the foregoing, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Seller, and Seller shall have the right to file and pursue any appeals attributable to Seller’s period of ownership of the Property, with respect to tax assessments for the Property. If Seller is successful in any such tax appeal related to the calendar year in which the Closing occurs, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at Closing. Seller will also calculate and apply to tenants’ accounts credits and charges where applicable. Seller will provide copies of this calculation, along with copies of the billings to Buyer, along with any balance due to Buyer. If Buyer is successful in any such tax appeal attributable to Seller’s ownership period of the Property, Buyer and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the Tax Expense set forth on the settlement statement executed by the parties at least three (3) business days prior to Closing. Buyer will also calculate and apply to tenants’ accounts credits and charges where applicable. Buyer will provide copies of this calculation, along with copies of the billings to Seller, along with any balance due to Seller. All prorations hereunder shall be made within thirty (30) days after presentment of invoices or receipt of amounts applicable to this Subsection.
c)
This Section 5.3 shall survive the Closing and not be merged therein.
5.4
Costs to be Paid by Seller. Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
a)
all governmental transfer taxes (including the so-called New Jersey Mansion Tax) and conveyance fees on the sale and transfer of the Property;
b)
the cost of the title examination, the Commitment, and the base premium for the Title Policy (excluding endorsements);
c)
one half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
d)
the commission due to the Broker, as described and defined in Section 11 below; and
e)
the fees and expenses of Seller’s attorney(s).

5.5
Costs to be Paid by Buyer. Buyer shall pay the following costs and expenses in connection with this transaction:
a)
the cost of recording the Deed;
b)
the cost of any endorsements to the Title Policy;
c)
one-half (1/2) of the escrow fee and the reasonable closing fees charged by the Escrow Agent;
d)
the cost of the Survey, if obtained;
e)
all costs and expenses in connection with Buyer’s financing, including the filing of all documents necessary to complete such financing, and the cost of any title insurance or endorsements required by Buyer’s lender;
f)
all costs incurred by Buyer in connection with its due diligence or other activities related to the Property; and
g)
the fees and expenses of Buyer’s attorney(s).
5.6
Security Deposits. Attached hereto as Schedule 5.6 is a list of all security deposits held by Seller under the Leases as of the Effective Date. At Closing, all security deposits from the tenants under the Leases, to the extent paid by such tenants to Seller and not applied by Seller prior to Closing (including, without limitation, application by Seller against any accounts receivable from such tenants that are due Seller), shall be credited to Buyer as a credit against the Purchase Price and shall be retained by Seller free and clear of any and all claims on the part of tenants. Seller shall update Schedule 5.6 prior to Closing and attach the updated version of Schedule 5.6 to the Bring Down Certificate. In the event Seller applies any security deposits against accounts receivables of any tenants under their respective Leases prior to the Closing Date, then not less than three (3) business days prior to Closing, Seller shall notify Buyer in writing of the application of such security deposits and include in such written notice any supporting documentation related thereto. From and after Closing, Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Leases relevant thereto. This Section 5.6 shall survive the Closing and not be merged therein.
5.7
Leasing Commissions; Tenant Improvement Allowances. Attached hereto as Schedule 5.7 is list of all unpaid leasing commissions, tenant improvement allowances and landlord work (each a “Leasing Incentive” and collectively the “Leasing Incentives”) as of the Effective Date with respect to any Leases which exist as of the Effective Date (each an “Existing Lease” and collectively, the “Existing Leases”). Prior to Closing, Seller shall deliver to Buyer an updated version of Schedule 5.7 to reflect any Leasing Incentives that were paid by Seller in the ordinary course of business after the Effective Date. At (and subject to) Closing, to the extent there are any unpaid Leasing Incentives with respect to any Existing Lease, Buyer shall (i) receive a credit against the Purchase Price in the amount of any unpaid Leasing Incentives with respect to such Existing Leases as reflected on the updated Schedule 5.7 referenced above, and (ii) assume the obligation for the payment of unpaid Leasing Incentives with respect to Existing Leases as reflected on the updated Schedule 5.7. In addition, Buyer shall be responsible for any and all Leasing Incentives in respect of any new lease or any renewal, extension or expansion of any Existing Lease entered into after the Effective Date that was approved or consented to by Buyer (or deemed approved or consented to by Buyer) in accordance with this Agreement. If and to the extent Buyer shall be responsible for any such Leasing Incentives in accordance with the foregoing, Buyer hereby expressly assumes the obligation to make such payments following the Closing Date, and Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, claims and damages (including reasonable attorneys’ fees, court costs and litigation expenses) suffered by Seller as a result of Buyer’s failure to pay the aforementioned costs to the applicable broker or tenant when they become due and payable. All of the obligations of Buyer under this Section 5.7 shall survive Closing.
5.8
Net Worth. Seller hereby agrees to maintain a net worth of at least Two Million Nineteen Thousand Two Hundred Thirty-four and 00/100 Dollars ($$2,019,234.00) (the “Liability Cap”) from the Closing Date through the expiration of the Survival Period. This Section 5.8 shall survive the Closing and not be merged therein.

SECTION 6 POSSESSION AND CLOSING.

6.1
Closing. The transaction contemplated herein shall be closed via an escrow established at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or before 3:00 PM (Eastern Time) October 27, 2025, subject to any extension rights expressly contained herein. The time and date of such closing is referred to herein as the “Closing Date” or the “Closing”.
6.2
Seller’s and Buyer’s Closing Deliveries.
a)
To effect the Closing, Seller shall deliver to the Escrow Agent the following:
(i)
the Deed;
(ii)
signed counterparts of the Assignment of Leases;
(iii)
a certificate and affidavit of non-foreign status;
(iv)
a completed 1099-S request for taxpayer identification number and certification and acknowledgment;
(v)
the Title Affidavit;
(vi)
signed notices to all tenants and other occupants of the Property, substantially in the form of Exhibit “E”attached hereto and made a part hereof (the “Tenant Notice Letters”), advising them of the sale of the Property and directing them where to send all future rent and notices;
(vii)
certificates or resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller;
(viii)
a Bill of Sale and General Assignment in favor of Buyer conveying Seller’s interest, if any and without warranty, in and to the Fixtures, the Personal Property, the Intellectual Property, the Warranties and the Permits, substantially in the form of Exhibit “F”attached hereto and made a part hereof (the “General Assignment”);

(ix)
a certificate updating Seller’s representations and warranties set forth in Section 9.1 below, substantially in the form of Exhibit “I” attached hereto (the “Bring Down Certificate”);
(x)
an updated version of Schedule 5.6 to reflect any changes to the Security Deposits after the Effective Date, and an updated version of Schedule 5.7 to reflect any Leasing Incentives that were paid by Seller in the ordinary course of business after the Effective Date;
(xi)
a letter to Buyer on Seller’s letterhead directing Buyer where any amounts delivered by the tenants to Buyer following the Closing that relate to Seller’s period of ownership should be delivered, including, without limitation, Seller’s wiring instructions;
(xii)
such applicable forms, affidavits, certificates, disclosure statements and closing documents (including, without limitation, any of the foregoing related to transfer taxes or the transfer of interests in real or personal property) as may be required by any governmental agency or authority in connection with the consummation of the transactions contemplated by this Agreement;
(xiii)
an updated rent roll dated as of the Closing Date;
(xiv)
an updated schedule of Arrears for the Leases affecting the Property, dated as of the Closing Date; and
(xv)
a signed settlement statement with respect to the Closing.
b)
In addition, within three (3) business days following the Closing, Seller shall deliver to Buyer the following:
(i)
All keys, combinations and security codes for all locks and security devices for the Property in the possession and control of Seller on the Closing Date and to the extent located at the Property;
(ii)
Originals of all Leases and any amendments, guarantees and other documents relating thereto, to the extent in Seller’s possession and control on the Closing Date;
(iii)
Any “as-built” plans and specifications for the Property, to the extent in the possession of Seller on the Closing Date and to the extent at the Property; and
(iv)
All maintenance records, operating manuals, guarantees and warranties pertaining to the Property, to the extent in the possession and control of Seller on the Closing Date.
c)
To effect the Closing, Buyer shall deliver to the Escrow Agent:
(i)
signed counterparts of the Assignment of Leases, the Tenant Notice Letters, and the General Assignment;
(ii)
a signed settlement statement with respect to the Closing;
(iii)
such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein;

(iv)
a letter to Seller on Buyer’s letterhead directing Seller where any amounts delivered by the tenants to Seller following the Closing that relate to Buyer’s period of ownership should be delivered, including, without limitation, Buyer’s wiring instructions; and
(v)
such applicable forms, affidavits, certificates, disclosure statements and closing documents (including, without limitation, any of the foregoing related to transfer taxes or the transfer of interests in real or personal property) as may be required by any governmental agency or authority in connection with the consummation of the transactions contemplated by this Agreement.
d)
Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow as of 3:00 PM Eastern Time on the Closing Date. At Closing, the Escrow Agent shall:
(i)
deliver the Deed to Buyer by filing the Deed for record in the public records for the jurisdiction in which the Property is located;
(ii)
pay to Seller the Purchase Price less (including the Earnest Deposit) any credits to which Buyer is entitled, charge Seller and Buyer for the closing costs as set forth in Section 5 above, all in accordance with the agreed upon settlement statement;
(iii)
cause the Title Company to issue the Title Policy; and
(iv)
Seller shall deliver exclusive possession of the Property to Buyer at the Closing, except for the rights of any parties under the Permitted Exceptions.
e)
Within three (3) days following the Closing Date, Buyer or Escrow Agent, at Buyer’s option, cost and expense, shall assemble fully executed versions of the Tenant Notice Letters and deliver them to the tenants pursuant to the Leases and Temporary Occupancy Agreements. Copies of the fully executed Tenant Notice Letters, together with evidence of their delivery, shall be provided to each of Buyer and Seller promptly following delivery to the tenants. The provisions of this Section 6.2(e) shall survive Closing.
6.3
Estoppels.
a)
In accordance with the further terms and conditions of this Section 6.3, Seller shall use its commercially reasonable efforts to provide Conforming Estoppels (as hereinafter defined) from the tenants under the Leases. Notwithstanding the foregoing, at a minimum Seller shall deliver to Buyer at or prior to Closing a Conforming Estoppel from: (i) At Home, Wegman’s, Best Buy, Dick’s Sporting Goods, Burlington, Raymour & Flannigan, Planet Fitness and Home Goods (each a “Major Tenant”), and (ii) Conforming Estoppels from Tenants under the Leases comprising, in the aggregate, forty percent (40%) of the gross leasable area of the remaining open and occupied shop space units under Leases with a term of more than twelve (12) months (“Non-Major Tenants”). The Conforming Estoppels required to be delivered pursuant to subparts (i) and (ii) in the preceding sentence and that are a condition to Closing as more particularly set forth herein are defined collectively as the “Required Estoppels”. For the avoidance of doubt, there is no obligation of Seller to obtain estoppels from the tenants or occupants under any Temporary Occupancy Agreement.
b)
Each Required Estoppel shall: (i) be substantially in the form of Exhibit "G"attached hereto and made a part hereof, unless any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit "G", then Buyer shall accept any estoppel certificate and any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in such tenant’s lease; and provided further, however, that under no circumstances shall Buyer be required to accept any tenant estoppel certificate delivered in connection with this Section 6.3 to the extent the tenant discloses therein any material default by Seller under such tenant’s Lease; (ii) show no material adverse matters (which for purposes hereof shall mean only and specifically the following: any material default by Seller, as landlord under the Lease, or any material facts that contradict any of the express representations or warranties of Seller set forth in this Agreement in any material and adverse respect, or any material facts that contradict any of the material facts or statements set forth in the Lease in any material and adverse respect, any such matters contained in this parenthetical being “Adverse Matters”), and (iii) be executed by the applicable tenant, dated not earlier than the expiration of the Due Diligence Period (a tenant estoppel certificate meeting the requirements contained in this sentence shall be a “Conforming Estoppel”). Buyer hereby agrees that any estoppel certificate that is executed by DocuSign or any other electronic signature shall be a Conforming Estoppel as long it otherwise complies with the requirements of this Section 6.3(b).
c)
Buyer shall, within two (2) business days after Buyer’s receipt of any executed estoppels from Seller, respond to Seller in writing with any specific comments or concerns that Buyer has with respect to such estoppels as a result of Buyer’s review of such estoppels and the applicable Lease for such tenant. If Buyer fails to respond to Seller within such two (2) business day period, the estoppels delivered by Seller shall be deemed a Conforming Estoppel accepted by Buyer.
d)
Any Conforming Estoppel that is deemed delivered in accordance with the terms of the applicable tenant’s Lease shall satisfy the delivery requirement for such tenant under this Agreement. Notwithstanding anything herein to the contrary, in the event that Seller has not obtained a Conforming Estoppel from any Non-Major Tenants as of the Closing Date after making commercially reasonable efforts to obtain same, Seller shall have the option, but not the obligation, to deliver Seller estoppel certificates (“Seller Estoppels”) at or prior to Closing for any such Non-Major Tenants, which Seller Estoppels shall be substantially in the form of Exhibit “G-1” attached hereto; provided, however, under no circumstances shall delivery of Seller Estoppels be permitted with respect to the Major Tenants. A Seller Estoppel (if given) shall be an acceptable substitute for the respective Conforming Estoppel not yet received and shall count toward the delivery requirement with respect to the Required Estoppels provided, however, in no event shall Buyer be required to accept Seller Estoppels for Leases comprising ten percent (10%) or more of the in-place gross income from the Property. The statements made by Seller in any Seller Estoppel shall be deemed to be representations and warranties of Seller contained in this Agreement to the same extent, and with the same effect, as if such representations and warranties were set forth in Section 9.1 of this Agreement and shall be subject to all of the terms and provisions of Section 9.1 of this Agreement, including, without limitation, the Liability Cap and the Survival Period, but expressly excluding the Floor (as hereinafter defined). Notwithstanding anything contained herein to the contrary, each Seller Estoppel shall be released on the earlier to occur of (x) the date upon which any applicable tenant executes a Conforming Estoppel and delivers it to Buyer, and (y) the expiration of the Survival Period.

e)
In the event Seller has been unable to obtain the Required Estoppels at or prior to Closing, Seller shall have the right, upon written notice to Buyer, to extend the Closing Date by up to fifteen (15) days in order to allow Seller additional time to obtain all Required Estoppels. Seller shall have no obligation to update any Conforming Estoppels described in this Section 6.3 at or prior to Closing. Notwithstanding anything contained herein to the contrary, if Buyer has not received the Required Estoppels in accordance with the terms of this Section 6.3 at or before the scheduled Closing (as may be extended), Seller shall not be deemed in default of this Agreement, but rather a failure of a condition to Closing shall have occurred, and the terms of Section 11 of this Agreement shall control.
f)
Additionally, Seller agrees to request Subordination, Non-Disturbance and Attornment Agreements (“SNDAs”) in a commercially reasonable form as may be provided by Buyer or Buyer’s lender, from such tenants under the Leases as may be requested by Buyer’s lender; provided however, nothing contained in this Agreement shall obligate Seller to obtain, negotiate or otherwise complete any SNDAs on behalf of Buyer or Buyer’s lender, and delivery of any SNDAs shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. Buyer shall deliver the identity of its lender to Seller, together with the fully completed SNDA forms as to such tenants where Buyer’s lender is requesting an SNDA, by no later than the expiration of the Due Diligence Period; provided, however, that if no such SNDA forms are provided to Seller prior to such deadline, then Seller shall be under no obligation to request SNDAs hereunder.
g)
Seller agrees to request and exert commercially reasonable efforts to obtain a REA estoppel (each a “REA Estoppel”) from such parties as reasonably requested by Buyer in its Title Objections. Seller shall request the REA Estoppels within two (2) business days after expiration of the Due Diligence Period and deliver evidence of such requests to Buyer; provided, however, nothing contained in this Agreement shall obligate Seller to obtain, negotiate or otherwise complete an REA Estoppel on behalf of Buyer, and delivery of any REA Estoppel shall not be a condition to Buyer’s obligation to close on the purchase of the Property pursuant to the terms of this Agreement. After making such request, Seller shall cooperate, at no cost to Seller, with Buyer and facilitate Buyer’s efforts to negotiate and obtain each REA Estoppel. For purposes of this Section 6.3(g), Seller shall be deemed to have exerted commercially reasonable efforts by initially delivering a REA Estoppel on behalf of Buyer and sending up to two (2) written follow-up requests by e-mail thereafter on behalf of Buyer to such REA Estoppel party.
6.4
Covenants of Seller Pending Closing.
a)
From and after the Effective Date through the Closing Date, Seller shall not, except as set forth as Schedule 6.4 attached hereto: (i) modify, cancel, extend or otherwise change in any manner the terms and provisions of the Leases (but the foregoing shall not prevent Seller, as landlord, from accepting any notice of extension, cancellation or other action received from a tenant pursuant to a right set forth in its Lease); (ii) enter into any contracts for services or otherwise that may be binding upon the Property following Closing or upon Buyer; (iii) grant any easements on the Property; or (iv) enter into any new leases of space in the Property; in each instance without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. From and after the expiration of the Due Diligence

Period through the Closing Date, Seller shall not, except as set forth as Schedule 6.4 attached hereto: (i) send any notice of default or alleged default to any tenant under any Lease; or (ii) pursue any remedies for a default or alleged default against any tenant under any Lease; in each instance without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to any consent required to be obtained from Buyer under this Section 6.4(a), Buyer agrees to deliver to Seller such consent or refusal of consent, in writing (and in the event Buyer refuses consent, Buyer shall include with such written refusal, with reasonable specificity, Buyer’s reasons for refusing consent), within three (3) business days after receipt of a written request from Seller seeking any such consent. In the event Buyer fails to deliver to Seller such consent or refusal of consent (including Buyer’s reasons therefor), in writing, within three (3) business days after receipt of a written request from Seller, Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in the written request from Seller. From and after the Effective Date through the expiration of the Due Diligence Period, if Seller sends any notice of default or alleged default to any tenant under any Lease or pursues any remedies for a default or alleged default against any tenant under any Lease (each, a “DDP Lease Action”), then Seller shall promptly deliver written notice thereof to Buyer. Such notice of a DDP Lease Action may be given via e-mail and such e-mail delivery shall be sufficient. Notwithstanding any provision of this Section 6(a), with respect to any default or alleged default that is the subject of a DDP Lease Action, Seller shall have the continuing right to pursue any remedies with respect thereto, and give additional default notices with respect thereto, without Buyer’s consent, either before or after the expiration of the Due Diligence Period.
b)
From the Effective Date through the Closing Date, Seller shall continue to operate the Property in substantially the same manner as Seller has prior to the Effective Date. In addition, as of the Closing Date, the Property will no longer be insured under Seller’s insurance program and Buyer shall be solely responsible for maintaining insurance on the Property on and after the Closing Date.
c)
From the Effective Date through the Closing Date, Seller shall promptly deliver to Buyer a copy of any material written notice issued or received by Seller under the Leases, Cable Agreements, or Temporary Occupancy Agreements.
SECTION 7
CONDITION OF PROPERTY.
7.1
“As-Is” Condition. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN THE DEED, SELLER ESTOPPELS OR BRING DOWN CERTIFICATE EXECUTED BY SELLER AND DELIVERED TO BUYER AT CLOSING (SUCH DOCUMENTS, COLLECTIVELY, THE “CLOSING DOCUMENTS”), BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER

EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE PROPERTY, THE CONDITION OF THE PROPERTY OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE THE PROPERTY EXCEPT AS EXPRESSLY DESCRIBED HEREIN.

AS USED IN THE PRIOR PARAGRAPH, THE TERM “CONDITION OF THE PROPERTY” MEANS THE FOLLOWING MATTERS: (I) THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY; THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA; THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY IMPROVEMENTS; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON; AND (II) THE COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE PROPERTY OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF: (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE PROPERTY UNDER ANY APPLICABLE LEGAL REQUIREMENTS; AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), CONDOMINIUM PLANS, DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE PROPERTY.

Except as specifically set forth in this Agreement or any Closing Documents, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.

Except as specifically set forth in this Agreement or any Closing Documents, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.

7.2
Release of Claims Under Environmental Laws. Buyer, on behalf of itself and all future owners and occupants of the Property, hereby waives and releases Seller from any claims arising out of the environmental condition of the Property and all claims under any applicable federal, state or local environmental laws (“Environmental Laws”). For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances. The foregoing waiver and release shall survive Closing and delivery of the Deed.
SECTION 8
DUE DILIGENCE.
8.1
Seller’s Due Diligence Materials. As of the Effective Date, Seller has made available (either at a physical location or via electronic data room) to Buyer, a copy of the information set forth on Schedule 8.1 to facilitate Buyer’s due diligence review of the Property (the “Due Diligence Material”). Seller, however, shall have no liability with regard to such Due Diligence Material and shall not be required to update the Due Diligence Material or the information contained therein or provide any such Due Diligence Material that is not in Seller’s custody or control. Further, Seller makes no representation or warranty regarding the accuracy of the information contained in the Due Diligence Material and Seller shall have no obligation or liability with respect to any of the Due Diligence Material. Any costs associated with the Due Diligence Material beyond the first copy provided to Buyer incurred following a Buyer request will be at Buyer’s expense. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein.
8.2
Inspections; Review of Commitment and Survey.
a)
During the period commencing on August 22, 2025 (the effective date of that certain Limited Right of Access Agreement between Buyer and Seller (the “Access Agreement”)) and expiring on September 26, 2025 (the “Due Diligence Period”), Seller shall permit Buyer and

Buyer’s representatives to enter the Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Property for Buyer’s purposes (collectively, the “Inspections”). Buyer’s Inspections may include, but are not limited to, any or all of the following: a review of Leases, structural and engineering inspections, and a Phase I environmental site assessment of the Property. Pursuant to Section 3.2 herein, Buyer shall also review the status of title to the Property as set forth in the Commitment and all matters relating to the Survey. Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof. No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed. At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller. Notwithstanding the foregoing or anything set forth herein to the contrary, Buyer shall not be permitted to perform any Phase II environmental assessments or any other tests if they require a physical alteration of the Property or any drilling, cutting, scraping or other invasive action without, in each case, first providing Seller with written notice thereof describing the nature and scope thereof, and without Seller’s express written consent thereto, which consent may be granted or denied in Seller’s sole and absolute discretion. Buyer’s Inspections shall be subject to any limitation under the Leases and Buyer shall use commercially reasonable efforts to ensure that its Inspections shall be performed in a manner which does not materially interfere with the use, operation, or enjoyment of the Property, including, but not limited to, the rights of any tenant on the Property.
b)
As of the Effective Date, and subject to the provisions of Section 3.2(b), the Earnest Deposit shall be nonrefundable to Buyer except as otherwise described herein, but shall remain applicable to the Purchase Price at Closing.
c)
Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, liabilities, damages, costs or expenses (collectively the “Losses”) incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section except to the extent any Losses arise from or are related to (i) the gross negligence or intentional acts or willful misconduct of Seller or Seller’s directors, officers, employees, affiliates, partners, brokers, agents, investors, or other representatives, or (ii) the mere discovery by Buyer or Buyer’s agents and representatives of any pre-existing items or conditions at the Property which is not exacerbated by Buyer or Buyer’s agents and representatives. Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer. Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property. Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage, and shall name Seller as an additional insured. Prior to any entry onto the Property by Buyer or its agents or representatives, and as a condition to Buyer’s right to enter onto the Property, Buyer shall provide proof of such insurance to Seller. All of the obligations of Buyer under this Section shall survive Closing or the termination of this Agreement.

8.3
Confidentiality. Buyer agrees that it shall treat all Due Diligence Material, Inspections reports and work product resulting from such Inspections as confidential materials and shall not disclose any portion thereof except: (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law; (iii) to Buyer’s mortgage lender(s) or investors, if any, involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Seller. If this Agreement terminates in accordance with the terms hereof, Buyer shall promptly return to Seller or destroy all Due Diligence Material it received and shall not retain any copies of the Due Diligence Material. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto. In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. For the purposes of this Agreement, the term “Hazardous Substances” shall have the same definition as is set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the “Superfund Act”); provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in the Superfund Act) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds. Buyer agrees that Seller may seek injunctive relief to prevent or limit an unauthorized disclosure of the Due Diligence Material, Inspections and reports and work product resulting from such Inspections and also may pursue any other remedies available under law or equity as a result of a breach or anticipated breach of this Section. All of the obligations of Buyer under this Section shall survive the termination of this Agreement.
SECTION 9
REPRESENTATIONS AND WARRANTIES.
9.1
By Seller. Seller represents and warrants to Buyer as of the Effective Date that:
a)
Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.
b)
Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Seller. The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.
c)
To the actual knowledge of Seller, the execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Property.
d)
Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

e)
To the actual knowledge of Seller and except as may be covered by Seller’s insurance policy, Seller has not received written notice of any legal actions, suits or similar proceedings pending and served against the Property, nor, to the actual knowledge of Seller, has any legal action, suit or similar proceeding been threatened in writing against the Property, within the twelve (12) month period prior to the Effective Date, which in any case, has not been cured, dismissed, settled or otherwise resolved.
f)
To the actual knowledge of Seller, within the twenty-four (24) month period prior to the Effective Date, Seller has not received written notice of any pending actions, nor to Seller’s actual knowledge are there any threatened actions in writing, by any governmental authority having the power of condemnation or eminent domain which might result in all or any material portion of the Property or any interest therein being taken by eminent domain, condemnation or conveyed in lieu thereof, which in any case, has not been cured, dismissed, settled or otherwise resolved.
g)
To the actual knowledge of Seller, within the twenty-four (24) month period prior to the Effective Date, Seller has received no written notice from any governmental authority alleging that the Property is in material violation of applicable laws, ordinances or regulations, which in any case, has not been cured, dismissed, settled or otherwise resolved.
h)
Except as may otherwise be shown on the Commitment or Survey, to the actual knowledge of Seller, the Leases, Temporary Occupancy Agreements and Cable Agreements set forth on Exhibit “C” attached hereto constitute the only leases, licenses or other agreements to which Seller is a party for the use or occupancy of space within the Improvements on the Property as of the Effective Date.
i)
To the actual knowledge of Seller, and except as disclosed in any environmental assessment or other environmental report or documentation included as part of the Due Diligence Material, Seller has not placed any Hazardous Material at, on, in or under the Property in violation of any Environmental Laws, and to the actual knowledge of Seller, within the twenty-four (24) month period prior to the Effective Date, and except as disclosed in any environmental site assessment or other environmental report or documentation included as part of the Due Diligence Material, Seller has received no written notice that the Property is in material violation of any Environmental Laws which has not been cured, dismissed, settled or otherwise resolved.
j)
To the actual knowledge of Seller, Seller has not executed or entered into any other agreement to purchase, sell, option, lease or otherwise dispose of or alienate all or any portion of the Property other than this Agreement, the Leases and the Permitted Exceptions which remain binding upon Seller or the Property.
k)
Except as provided in the Leases and on Schedule 5.7, as of the Effective Date, to the actual knowledge of Seller, no Leasing Incentives are payable in connection with the Leases.
l)
Except as expressly provided in the Leases or disclosed in the Commitment, to the actual knowledge of Seller, there are no outstanding options, rights of first refusal, rights of first offer, conditional sales agreements or other similar agreements granting a right to purchase the Property.

m)
There are no employment agreements to which Seller is a party which will be binding on Buyer after Closing.

Up until the date that is three (3) business days prior to Closing, Seller may update any of the representations and warranties in Section 9.1 that is inaccurate or incomplete as a result of a change of fact or circumstances (and not as a result of a representation or warranty otherwise being materially inaccurate as of the Effective Date or a representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement); provided that Seller’s right to update shall be conditioned upon Seller delivering written notice to Buyer of such change in facts or circumstances promptly upon discovery (each a “Permitted Update Notice”). Upon Seller’s delivery to Buyer of any Permitted Update Notice, the representation and warranty described in such Permitted Update Notice shall be deemed updated and/or revised as described in the Permitted Update Notice, and Buyer may elect to either (a) proceed to Closing, or (b) terminate this Agreement by delivery of written notice to Seller, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, and neither party hereto shall have any further rights or obligations hereunder except for obligations and indemnities which expressly survive termination of this Agreement, and Buyer expressly waives the right to sue Seller for damages. In the event that any representation or warranty by Seller in Section 9.1 above is materially inaccurate as of the Closing Date (as disclosed to Buyer or as otherwise known by Buyer prior to Closing), and if such material inaccuracy is the result of either: (i) such representation or warranty otherwise being materially inaccurate as of the Effective Date; or (ii) such representation or warranty becoming materially inaccurate after the Effective Date and prior to Closing due to a breach or default by Seller under this Agreement; then only under such circumstances shall Buyer, as its sole and exclusive remedy, have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, Seller shall pay Buyer all of Buyer’s actual out-of-pocket costs, including reasonable attorneys’ fees, incurred in connection with this Agreement not to exceed the Damages Cap (as hereinafter defined) in the aggregate, and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Buyer expressly waives the right to sue Seller for damages. Buyer may bring an action or proceeding alleging the untruth, inaccuracy or breach of any such warranties, representations and agreements that expressly survive Closing as provided for herein within the Survival Period, and the warranties, representations and agreements at issue will survive until full and final determination of the action or proceeding. However, if Buyer proceeds to Closing with actual knowledge, or knowledge Buyer should reasonably have deemed to possess pursuant to its due diligence or Inspections of the Property, of any such untruth, inaccuracy or breach of any warranty, representation or agreement, Buyer is deemed to have waived any claims with respect to each such warranty, representation or agreement. Subject to the limitations in this paragraph, following Closing, Seller shall reimburse Buyer’s damages arising out of any untruth, inaccuracy or breach of any surviving warranty, representation or agreement hereunder, provided, however, that: (i) the valid claims for all such breaches hereunder aggregate to more than One Hundred Twenty-five Thousand and 00/100 Dollars ($125,000.00) (the “Floor”); (ii) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller after the Closing Date and prior to the expiration of the Survival Period; and (iii) in no event shall Seller’s aggregate liability to Buyer for all breaches of surviving warranties, representations and agreements hereunder exceed the Liability Cap. The warranties, representations and agreements of Seller as set forth in this Section 9.1 shall survive Closing and delivery of the Deed to Buyer for a period of two hundred seventy (270) days (the “Survival Period”) after the Closing Date. As used in this Agreement, any and all references to “Seller’s knowledge,” “Seller’s actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, by Bryan Gardell and Matthew Kolan (Senior Regional Property

Manager). As used in this Agreement, any and all references to “Buyer’s knowledge,” “Buyer’s actual knowledge” or phrases of similar import shall mean (i) all matters or information disclosed in this Agreement or in any exhibit or schedule to this Agreement; (ii) any matters or information provided by Seller and Seller’s affiliates, agents, representatives or attorneys with respect to the Property through e-mail correspondence or other means of written communication (in whatever form or medium) to the Buyer or Buyer's representatives, or by access to any documents located in a file sharing website prior to the expiration of the Due Diligence Period or the Closing Date; (iii) any other matter or information disclosed in the Commitment or Survey and any updates to the Commitment and Survey and any third party reports ordered and received by Buyer and its affiliates and agents, and (iv) any other matter, information, fact or circumstance of which Buyer has actual knowledge. Furthermore, Buyer shall be deemed to have actual knowledge of all matters arising and/or disclosed in any tenant estoppel certificates or any Seller Estoppels delivered to Buyer at or prior to Closing (or following Closing, if Seller delivered a Seller Estoppel pursuant to Section 6.3(c) hereof), and Seller’s representation and warranties as contained herein shall be deemed automatically updated to reflect all such matters arising and/or disclosed in any tenant estoppel certificates or Seller Estoppels upon delivery of such tenant estoppel certificates or Seller Estoppels to Buyer. This Section 9.1 shall survive Closing as described above and not be merged therein.

9.2
By Buyer. Buyer represents and warrants to Seller as of the Effective Date that:
a)
Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is, or will be as of the Closing Date, duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.
b)
Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.
c)
Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.
d)
Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.
e)
No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

f)
None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”)
g)
Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of its occurrence, any change in facts or circumstances of which Buyer becomes aware prior to the Closing that may affect the representations and warranties set forth above. In the event that any representation or warranty by Buyer is not accurate as of the Closing, Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Escrow Agent and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.

SECTION 10
DEFAULT.
10.1
Seller Default. Notwithstanding any provision in this Agreement to the contrary, if Closing does not occur by reason of a material default by Seller which continues for two (2) business days after written notice from Buyer, then Buyer shall have the right, as Buyer’s sole and exclusive remedy, to elect to either: (i) terminate this Agreement, in which event Buyer shall receive the Earnest Deposit, Seller shall pay Buyer all of Buyer’s actual out-of-pocket costs, including reasonable attorneys’ fees, incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) (the “Damages Cap”) in the aggregate, within thirty (30) days of Seller’s receipt of written demand therefor with reasonable supporting evidence, and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination; or (ii) enforce specific performance of this Agreement, provided that such action must be commenced within sixty (60) days following Buyer’s discovery of Seller’s material default under this Agreement. No other remedy or relief shall be available to Buyer, and Buyer hereby waives any and all other remedies, including the right to sue Seller for damages.
10.2
Buyer Default. Notwithstanding any provisions of this Agreement to the contrary, if Buyer breaches or defaults under this Agreement, or if Buyer otherwise fails to timely close this transaction for reasons other than Seller’s default or the failure of any of the express conditions to Buyer’s performance, and if such breach, default and/or failure by Buyer continues and is not fully cured within two (2) business days after written notice from Seller, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Seller as agreed-upon liquidated damages as Seller’s sole remedy. Seller and Buyer acknowledge that: (i) it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default; (ii) the Earnest Deposit is fair and equitable; and (iii) Seller expressly waives the right to exercise any and all other rights available at law or in equity. The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.
SECTION 11
CONDITIONS PRECEDENT.
11.1
Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to cause the transaction contemplated herein to be consummated is subject to the satisfaction of the following conditions on or prior to the Closing Date:
a)
The Title Company can and will issue the Title Policy in accordance with the applicable Commitment and subject only to the Permitted Exceptions, upon payment of the applicable premiums and charges with respect thereto and compliance with the conditions set forth in the applicable Commitment.
b)
Seller shall have delivered to Buyer the Required Estoppels via email.
c)
Title Company shall be willing to issue the Title Policy subject only to the Permitted Exceptions.
d)
All of the representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects as of: (i) the Effective Date; and (ii) the Closing Date as if made originally on the Closing Date, subject to the provisions of Section 9.1.
e)
Seller shall have executed and delivered all documents required to be executed and delivered by Seller under this Agreement.
f)
Purpose of Conditions Precedent. The obligation of Buyer to close the transactions contemplated herein is subject to the express conditions precedent set forth in this Section 11.1, each of which is for the sole benefit of Buyer and may be waived at any time by written notice thereof from Buyer to Seller. The waiver of any particular condition precedent shall not constitute the waiver of any other such condition. In the event of the failure of any such condition precedent on the then-scheduled Closing Date (subject to the exercise of any extension rights expressly set forth herein), provided Buyer is not in material default of its obligations hereunder, Buyer may elect as its sole remedy, in its sole discretion, to terminate this Agreement, in which event Buyer shall receive a refund of the Earnest Deposit and none of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.
11.2
Conditions Precedent to Seller’s Obligations. The obligation of Seller to cause the transaction contemplated herein to be consummated is subject to satisfaction of the following conditions on or prior to the Closing Date:

a)
All of the representations and warranties of Buyer contained in this Agreement shall have been true, correct and complete in all material respects as of the Effective Date and on the Closing Date, as if made originally on the Closing Date.
b)
Title Company shall be willing to issue the Title Policy subject only to the Permitted Exceptions.
c)
Buyer shall have deposited into escrow with the Escrow Agent the Purchase Price in immediately available funds for disbursement to Seller in accordance with the terms of this Agreement.
d)
Buyer shall have executed and delivered all documents required to be executed and delivered by Buyer under this Agreement.
e)
Buyer shall perform, observe and comply in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder, including, without limitation, the delivery of all documents and other items to be delivered under this Agreement.
f)
Purpose of Conditions Precedent. The obligation of Seller to close the transaction contemplated herein is subject to the express conditions precedent set forth in this Section 11.2, each of which is for the sole benefit of Seller and may be waived at any time by written notice thereof from Seller to Buyer. The waiver of any particular condition precedent shall not constitute the waiver of any other such condition. In the event of the failure of a condition precedent on the then-scheduled Closing Date (subject to the exercise of any extension rights expressly set forth herein), provided Seller is not in material default of its obligations hereunder, Seller may elect, in its sole discretion, to terminate this Agreement, in which event Buyer shall receive a refund of the Earnest Deposit and none of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.
SECTION 12
BROKERS. Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property other than Chris Munley and Colin Behr of CBRE (collectively, the “Broker”), and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter. Seller shall pay Broker pursuant to a separate commission agreement with CBRE. Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The indemnity obligations in this Section shall survive the termination of this Agreement or the Closing.
SECTION 13
EMINENT DOMAIN. In the event of the taking of, in Seller’s reasonable judgment, any portion of the Property, the value of which exceeds fifteen percent (15%) of the Purchase Price, by eminent domain for any public or quasi-public use, or if notice of intent of a taking or a sale in lieu of taking is received by Seller or Buyer, at or prior to the Closing, Buyer shall have the right, to be exercised within fifteen (15) days after notice of such taking by written notice to Seller, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination. In the event this Agreement is not terminated, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Property to be conveyed to Buyer. For clarity, Buyer and Seller acknowledge and agree that in the event Seller delivers notice to Buyer in accordance with the foregoing Section 13, in no event shall such notice of any new taking or intent of taking by eminent domain for any public or quasi-public use constitute a breach by Seller of Section 9.1(f) above, and Seller shall have no liability to Buyer therefor; provided, however, Buyer shall retain its rights under this Section 13.
SECTION 14
CASUALTY. If prior to the Closing Date, in Seller’s reasonable judgment, any portion of the Property, the value of which exceeds fifteen percent (15%) of the Purchase Price, are destroyed by fire or other casualty, Seller shall notify Buyer in writing of such fact (which writing shall detail the amount of insurance recoverable) and Buyer shall have the option to terminate this Agreement upon notice to Seller given within fifteen (15) days after Buyer’s receipt of Seller’s written notice aforesaid. Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate and neither party shall have any further obligation or liability to the other. In the event Buyer does not so elect to terminate this Agreement as aforesaid, or there is damage to or destruction of less than fifteen percent (15%) of the Property, Seller shall assign to Buyer any insurance claims, upon the written consent of the applicable insurer, and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any other reduction in the Purchase Price. In the event the applicable insurer will not consent to the assignments of any insurance claim to Buyer, Seller shall pursue the applicable insurance claim on behalf of Buyer (and Buyer shall assist Seller as reasonably requested by Seller) and will turn over insurance proceeds from such claim to Buyer, less any actual expenses of Seller’s pursuit of such insurance claim, upon Seller’s receipt of same.
SECTION 15
MISCELLANEOUS.
15.1
Governing Law. This Agreement shall be governed by the laws of the State where the Property is located, without regard to rules regarding conflicts of laws.
15.2
Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Signatures delivered by PDF or DocuSign (or any other reputable electronic platform) shall be sufficient to bind the parties hereto.
15.3
Entire Agreement. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements (including without limitation the Access Agreement) are merged herein.
15.4
Modifications and Waivers. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally. Changes and waivers can only be made in writing, and the change or waiver must be signed by the party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.
15.5
Parties Bound. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.
15.6
Assignment. Buyer may not assign its rights and obligations under this Agreement without Seller’s prior written consent; provided, however, at and concurrently with a Closing hereunder, Buyer may assign its rights and obligations under this Agreement without the consent of Seller, provided and on the condition that: (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least seven (7) days prior to Closing; (ii) Buyer or a principal of Buyer shall own a controlling interest in the assignee; and (iii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller. Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder. Buyer and any assignee of Buyer shall be responsible for all fees, costs and expenses arising out of or otherwise in connection with any assignment of this Agreement by Buyer, and Seller shall have no liability or responsibility for any such fees, costs or expenses; and Buyer and any assignee of Buyer agree to indemnify Seller from and against all such fees, costs or expenses, which obligation shall survive Closing or any termination of this Agreement.
15.7
Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent next business day by delivery by a nationally recognized overnight courier, addressed as follows, or e-mail followed by another permitted means of delivery. Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or e-mail, or on the next business day immediately following receipt by the courier, in the case of an overnight courier:

If to Seller: SCC Nassau Park Pavilion NJ LLC

3300 Enterprise Parkway

Beachwood, Ohio 44122

Attn: Bryan Gardell

E-mail: bgardell@sitecenters.com

With a copy to: SCC Nassau Park Pavilion NJ LLC

3300 Enterprise Parkway

Beachwood, Ohio 44122

Attn: Amanda Seewald, Associate General Counsel

E-mail: aseewald@sitecenters.com

And with a copy to: Benesch Friedland Coplan & Aronoff LLP

127 Public Square, Suite 4900

Cleveland, Ohio 44114

Attn: Michael K. Swearengen

E-mail: mswearengen@beneschlaw.com

If to Buyer: B33 RE Partners Investments III LLC

Two Union Square

601 Union Street, Suite 1115

Seattle, WA 98101

Attn: Joel Staffilino

E-mail: joel.staffilino@bridge33capital.com

With a copy to: Polsinelli PC

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attn: Genni Ramsey

E-mail: gramsey@polsinelli.com

Any notice that may be given by a party to this Agreement may also be given on behalf of such party by the legal counsel representing such party in this transaction and such notice shall be valid to the same extent as if it were given directly by the represented party.

15.8
Section Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
15.9
Severability. If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.
15.10
Time of the Essence. The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.
15.11
Confidentiality; Public Disclosure.
a)
Except as permitted in Section 15.11(b), without the prior written consent of Seller, (i) Buyer will not disclose to any person, other than their legal counsel, a proposed lender, or as otherwise contemplated herein, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that Buyer hereto may make such disclosure if compelled by court order or to comply with the requirements of any law, governmental order or regulation; and (ii) Buyer will not make any public disclosure or issue any press release pertaining to the existence of this Agreement, or to the proposed acquisition of the Property, except as required by law.
b)
On or after the Closing Date, Buyer and Seller may each issue a press release with respect to this Agreement and the matters contemplated hereby without the consent of the other. In connection with the foregoing, the issuing party shall endeavor to provide an advance written copy of such press release to the other party.
15.12
Termination of Service Contracts. On or before the Closing Date, Seller shall terminate all service contracts at Seller’s sole cost and expense.

15.13
Further Action. The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.
15.14
Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.
15.15
No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.
15.16
Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.
15.17
1031 Exchange. If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes. The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract: (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument. It is further agreed that: (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section.
15.18
Business Day. As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law. Notwithstanding the foregoing, Buyer and Seller expressly acknowledge and agree that the Friday after Thanksgiving shall in no event be deemed a business day under this Agreement. In the event that the expiration of any time period hereunder, including, without limitation, the Due Diligence Period shall expire on a non-business day, then such time period shall be extended until the close of business on the next following business day.
15.19
State-Specific Provisions.
a)
ISRA Compliance. Seller and Buyer hereby acknowledge that the transfer of the Property may trigger the notification, filing and other requirements of the New Jersey Industrial Site Recovery Act, as defined in N.J.S.A. 13:1K-6 et. seq., and the rules and regulations promulgated thereunder (“ISRA”). If Seller and Buyer determine that ISRA is applicable to the subject transaction, then Seller and Buyer agree to cooperate with each other regarding Seller’s obligation to comply with the terms of ISRA, including, without limitation, Seller making such filings as may be required to comply with the notice and transfer obligations of ISRA. As a condition precedent to Buyer’s obligation to proceed to Closing, Seller shall at its sole cost and expense, comply with ISRA, if applicable.
b)
Bulk Sales. No later than fifteen (15) Business Days prior to the Closing Date, Buyer shall file a bulk sale transfer notice (the “Bulk Sale Notice”) with, and in the form prescribed by, the State of New Jersey Department of Treasury Division of Taxation ("DOT") and will provide Seller with a copy of the Bulk Sale Notice; provided, however, that Seller shall provide to Buyer all Seller-related information required to prepare and file the Bulk Sale Notice. Following the filing of the Bulk Sale Notice, Buyer and Seller shall cooperate with each other and the DOT to confirm that the DOT has sufficient information to either issue a letter calling for the establishment of the Tax Escrow (as defined below) or a clearance letter stating that no such escrow is required. If, at any time prior to Closing, the DOT informs Buyer that DOT requires an escrow to be established for a possible claim for taxes of any nature imposed or to be imposed on Seller, including any interest or penalties thereon, any cost or fees imposed by the DOT related thereto and any tax on the gain from the sale of the Premises and the amount of such escrow (the “Deficiency”), then Buyer and Seller shall proceed to the Closing as scheduled and without delay, and Escrow Agent shall withhold the portion of the Purchase Price equal to the amount of the Deficiency, which amount so withheld shall be placed in an escrow account (the “Tax Escrow”), to be held pursuant to an escrow agreement in form and substance reasonably acceptable to Seller, Buyer, and Escrow Agent. If, after Closing, the DOT or Seller requests that Buyer pay all or any portion of the Deficiency on behalf of Seller, then Buyer shall direct Escrow Agent to, and Escrow Agent shall, promptly release (i) to the DOT such amount from the Tax Escrow and (ii) the difference, if any, to Seller. If DOT informs Buyer that the Deficiency has been fully paid or that Buyer has no further liability for the Deficiency, then Buyer shall notify Seller and direct Escrow Agent to, and Escrow Agent shall, promptly release any funds in the Tax Escrow to Seller. The provisions of this Section shall survive the Closing.
c)
Flood Risk Disclosure. No later than five (5) Business Days following the Effective Date, Seller shall deliver to Buyer a flood risk disclosure statement in compliance with, and in the form prescribed by, N.J.S.A. 56:8-19.2. Notwithstanding the foregoing, Buyer acknowledges that Buyer shall independently, as a part of its due diligence, undertake a flood hazard search of the Property and, if applicable, an investigation of the availability of flood insurance for the Property.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

SELLER:

SCC NASSAU PARK PAVILION NJ LLC,

a Delaware limited liability company

By: /S/ John M. Cattonar_

John M. Cattonar

Executive Vice President

BUYER:

B33 NASSAU PARK PAVILION III LLC,

a Delaware limited liability company

By: /S/_Jahan Moslehi
Name: Jahan Moslehi
Title: Managing Principal

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Agreement as provided herein. The undersigned agrees to hold and deliver the Initial Deposit and the Additional Deposit (if applicable) in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

Escrow No. NCS-1275402-CLE By:/S/ Rebecca Groetsch

Rebecca Groetsch (Print Name)

Authorized Representative

Date: September 18, 2025